UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2023

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-36061		46-2346314
(Commission File Number)		(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Benefitfocus, Inc., a Delaware corporation (the “Company”), was held at the Company’s offices located at 215 Benefitfocus Way, Charleston, South Carolina 29492 on January 20, 2023 at 10:00 AM, Eastern Time. The Special Meeting was held in order to vote upon the proposals set forth in the definitive proxy statement of the Company filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2022 (as amended and supplemented by the Company in its Current Report on Form 8-K, filed with the SEC on January 13, 2023, the “Proxy Statement”) relating to the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of November 1, 2022, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2022 (as may be further amended or modified from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Voya Financial, Inc., a Delaware corporation (“Parent”), and Origami Squirrel Acquisition Corp, a Delaware corporation and wholly owned subsidiary of Parent.

As of the close of business on December 16, 2022, the record date for the Special Meeting, there were 34,478,535 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), outstanding and 1,777,778 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock” and, together with Common Stock, “Capital Stock”), outstanding, convertible into 5,333,334 shares of Common Stock, representing a total of 39,811,869 shares of Common Stock eligible to vote at the Special Meeting (with the holders of Preferred Stock voting on an as-converted basis). A total of 29,408,121 shares of Common Stock (including shares of Common Stock underlying the Preferred Stock) were present in person or by proxy at the Special Meeting, representing 73.86% of the total voting power of the holders of Capital Stock voting as a single class (with the holders of Preferred Stock voting on an as-converted basis subject to a 19.9% beneficial ownership limitation), which constituted a quorum to conduct business at the Special Meeting. Each holder of Common Stock was entitled to one vote for each share of Common Stock held of record as of the record date for the Special Meeting, and each holder of Preferred Stock was entitled to one vote for each share of Common Stock underlying each share of Preferred Stock held of record as of the record date for the Special Meeting, which was equivalent to three votes per share of Preferred Stock.

The following are the voting results of the proposals considered and voted upon at the Special Meeting, each of which is described in the Proxy Statement:

Proposal No. 1

To adopt the Merger Agreement. The proposal was approved by the votes indicated below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
29,295,566	63,273	49,282	N/A

Proposal No. 2

To approve, by a non-binding advisory vote, certain compensation that will or may be paid by the Company to certain of its named executive officers that is based on or otherwise relates to the Merger. The proposal was approved by the votes indicated below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
26,044,676	606,817	2,756,628	N/A

Item 8.01	Other Events

On January 20, 2023, the Company issued a press release announcing the voting results from the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: January 20, 2023	By:	/s/ Alpana Wegner
	Name:	Alpana Wegner
	Title:	Chief Financial Officer